EXHIBIT 10.21

                          AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT ("Amendment") is made effective as of the 17th day of January, 1997, by and between EMCON ("Borrower") and Union Bank of California, N.A. ("Bank").

                                    RECITALS

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement dated February 29, 1996 and amended on September 13, 1996 (the "Agreement");

B. Borrower and Bank have agreed to amend the Agreement to reflect certain changes in the terms and conditions set forth therein.

C. All references to the "Prime Rate" in all the Loan Documents shall be deemed to be references to the "Reference Rate". "Reference Rate" shall mean the rate announced by Bank from time to time at its corporate headquarters as its Reference Rate. The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 5.2(b) of the Agreement the amount Forty-One Million Dollars ($41,000,000) is deleted and the amount Thirty Six Million Dollars ($36,000,000) is substituted therefore.

2. Section 6.8 of the Agreement the amount Six Million Dollars ($6,000,000) is deleted and the amount Three Million Five Hundred Thousand Dollars ($3,500,000) is substituted therefore.

3. Upon the sale of Columbia Analytical Services, Inc., under the terms of that Agreement between EMCON and Columbia Analytical Services, Inc., EMCON will reduce the outstanding term loan with the Bank by $3,000,000.

                          GENERAL AMENDMENT PROVISIONS

A. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment, and this Amendment and the Agreement shall be read together as one document. Where any provisions of the Agreement amended by this Amendment appear in a promissory note tied to the Agreement, the same provisions in said promissory note shall be deemed likewise amended.

B. Borrower hereby confirms all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Further, Borrower certifies that, as of the date of this Amendment, there exists no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to become effective as of the date and year first written above.

Union Bank of California, N.A.            EMCON

By:     /s/ William Hinch                 By:   /s/ R. Michael Momboisse
        --------------------                    ------------------------
        William Hinch                           R. Michael Momboisse

Title:  Vice President                    Title:  Chief Financial Officer &
                         Vice President Legal

                                          Dated:  1/28/97





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